Exhibit 99.2

To the Holders of Houston City Bancshares, Inc. Common Stock

To vote in the Houston City Bancshares, Inc. special meeting, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to W. Phillip Johnson, Jr., Chairman of the Board, Houston City Bancshares, Inc., 11390 Veterans Memorial Drive, Houston, Texas 77067.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Reorganization, dated as of June 2, 2014, by and between Independent Bank Group, Inc. and Houston City Bancshares, Inc., and the related Agreement and Plan of Merger, by and between IBGHCB Acquisition Corporation and Houston City Bancshares, Inc. and joined in by Independent Bank Group, Inc. pursuant to which IBGHCB Acquisition Corporation (which is a wholly owned subsidiary of Independent Bank Group, Inc.) will merge with and into Houston City Bancshares, Inc., all on and subject to the terms and conditions contained therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve the adjournment of the Houston City Bancshares, Inc. special meeting to a later date or dates, if the board of directors of Houston City Bancshares, Inc. determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the reorganization agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: There will be no other business conducted at the Meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the Houston City Bancshares, Inc. special meeting, need additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact W. Phillip Johnson, Jr., Houston City Bancshares, Inc.’s Chairman of the Board, at the following address or by calling the following telephone number: Houston City Bancshares, Inc., 11390 Veterans Memorial Drive, Houston, Texas 77067, (281) 537-7200.

HOUSTON CITY BANCSHARES, INC.

Special Meeting of Shareholders

September 10, 2014 : 2:00 p.m.

This proxy is solicited by the Board of Directors

The undersigned holder(s) of Houston City Bancshares, Inc. common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, and hereby appoints John Ring, Allen Daniels and David Scardino and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of Houston City Bancshares, Inc. to be held at the offices of Houston Community Bank, 11390 Veterans Memorial Drive, Houston, Texas 77067, on Wednesday, September 10, 2014 at 2:00 p.m., Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of Houston City Bancshares, Inc.

THE BOARD OF DIRECTORS OF HOUSTON CITY BANCSHARES, INC. UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2: (1) THE APPROVAL OF THE REORGANIZATION AGREEMENT AND THE RELATED AGREEMENT AND PLAN OF MERGER AND (2) THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF HOUSTON CITY BANCSHARES, INC. DETERMINES SUCH AN ADJOURNMENT IS NECESSARY TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO CONSTITUTE A QUORUM OR TO APPROVE THE REORGANIZATION AGREEMENT.

Continued and to be signed on reverse side